                                                                     EXHIBIT 5.1

                                                March 6, 2001
AFC Enterprises, Inc.
Six Concourse Parkway, Suite 1700
Atlanta, Georgia  30328-5352

     Re:  AFC Enterprises, Inc.
          Registration Statement on Form S-1 (File No. 333-52608)
          -------------------------------------------------------

          You have requested our opinion with respect to certain matters in connection with the filing by AFC Enterprises, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the underwritten public offering of up to 10,781,250 shares of the Company's Common Stock, par value $.01 per share, including 3,136,328 shares to be sold by the Company (the "Primary Shares") and 7,644,922 shares to be sold by certain selling shareholders (the "Secondary Shares") (the Primary Shares and the Secondary Shares, collectively, the "Shares").

          In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances. We are attorneys duly admitted to practice only in the State of California and are opining herein solely as to the laws of the State of California, United States federal law and, to the extent necessary to render our opinion as to the validity of the Shares, the laws of the State of Minnesota, in reliance upon an opinion of Dorsey & Whitney, a copy of which is attached hereto as Exhibit A.
                                               ---------

          Based on such review and reliance, we are of the opinion that the Primary Shares and the Secondary Shares have been duly authorized, and the Secondary Shares are, and the Primary Shares when sold and issued in accordance with the terms of the Registration Statement and related prospectus (as amended and supplemented through the date of issuance) will be, validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                                Very truly yours,

                                                RIORDAN & MCKINZIE

                                   EXHIBIT A


AFC Enterprises, Inc.
Six Concourse Parkway
Suite 1700
Atlanta, Georgia 30328

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as special Minnesota counsel to AFC Enterprises, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") relating to the issuance and sale by the Company of up to 3,136,328 shares of Common Stock, $0.01 par value, of the Company, and the sale by selling shareholders of up to 7,644,922 shares of Common Stock.

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

     In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Common Stock will be sold for a price per share not less than the par value per share of the Common Stock.

     Based on the foregoing, we are of the opinion that the shares of Common Stock to be sold by the selling shareholders pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable, and the shares of Common Stock to be sold by the Company have been duly authorized and, upon issuance, delivery and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

AFC Enterprises, Inc.
February 28, 2001
Page 2


     Our opinions expressed above are limited to the laws of the State of Minnesota.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

     The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent, except that Riordan & McKinzie may rely on the foregoing opinions as to matters of Minnesota law in rendering their opinion regarding the validity of the shares of Common Stock to be sold pursuant to the Registration Statement.

Dated:  March 6, 2001
                              Very truly yours,

                              /s/ Dorsey & Whitney LLP


JTK